Exhibit 15(a)

Consent of independent registered public accounting firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-271687, 333-267963, 333-254081, 333-197846, 333-181334, 333-126139, 333-104691, 333-99785 and 333-89508) of InterContinental Hotels Group PLC of our report dated 17 February 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/PricewaterhouseCoopers LLP

Birmingham, United Kingdom

27 February 2025